Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Second Quarter 2012 Results

•	Diluted EPS $0.20 per common share versus $0.10 per common share YOY
•	Nonperforming assets and classified assets decreased 7.2% and 8.8%, respectively, during quarter
•	Losses on Sales/Write-Downs on Other Real Estate and Repossessed Assets $.04 per share after-tax
•	FTE Net Interest Margin of 4.51% improved 2 basis points during quarter from earning asset and funding mix improvements
•	Strong Capital Position with Total Risk Weighted Capital of 17.38%

LAFAYETTE, LA., July 30, 2012/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE MKT:MSL) today reported net earnings available to common shareholders of $2.1 million for the second quarter of 2012, compared to net earnings available to common shareholders of $1.1 million reported for the second quarter of 2011 and $2.5 million in net earnings available to common shareholders for the first quarter of 2012.  Diluted earnings for the second quarter of 2012 were $0.20 per common share, compared to $0.10 per common share reported for the second quarter of 2011 and $0.24 per common share reported for the first quarter of 2012.

C.R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on second quarter results, remarked, “Our core earnings for the second quarter remained strong, but losses on sales and write-downs of other real estate and repossessed assets cost us $0.04 per share after-tax as we continue our efforts to aggressively reduce problem assets.  Our focused efforts reduced classified assets, including other real estate (“ORE”), by $2.1 million or 8.8% during the second quarter. We also continued our focus on exploring acquisition opportunities to further leverage capital and increase shareholder value.”

Dividends paid on the Series B Preferred Stock totaled $380,000 for the second quarter of 2012 based on a dividend rate of 4.75%.  In August 2011, MidSouth issued $32.0 million in Series B Preferred Stock to the Treasury in connection with the Small Business Lending Fund (“SBLF”).  The dividend rate on the Series B Preferred Stock going forward will be between 1% and 5% based on the level of qualified small business loans.

For the six months ended June 30, 2012, net income available to common shareholders totaled $4.6 million compared to $1.5 million for the six months ended June 30, 2011.  Diluted earnings per share were $0.44 for 2012, compared to $0.15 for 2011.

Balance Sheet

Total consolidated assets at June 30, 2012 were $1.4 billion, compared to $1.0 billion at June 30, 2011 and $1.4 billion at March 31, 2012.  Deposits totaled $1.2 billion at June 30, 2012, compared to $825.9 million at June 30, 2011 and $1.2 billion at March 31, 2012.   Total deposits decreased $23.4 million in the second quarter of 2012 primarily due to a $19.0 million decrease in time deposits, which included the run-off of high cost, single service time deposits acquired through the branch purchases in 2011.  Total loans were $751.5 million at June 30, 2012, compared to $587.4 million at June 30, 2011 and $747.8 million at March 31, 2012.

Cloutier, commenting on loan growth, stated, “We are encouraged by an improvement in the volume and credit quality of loans flowing through the pipeline.  We saw a substantial increase in the outstanding amount of SBLF qualifying loans in the second quarter.  Early in the third quarter, we are seeing a continued increase in loans outstanding due to increased loan demand in our markets.”

MidSouth’s Tier 1 leverage capital ratio was 10.45% at June 30, 2012 compared to 10.29% at March 31, 2012.  Tier 1 risk-based capital and total risk-based capital ratios were 16.51% and 17.38% at June 30, 2012, compared to 16.44% and 17.30% at March 31, 2012, respectively.  The Tier 1 common equity leverage ratio at June 30, 2012 was 7.21% and tangible book value was $9.76 per common share for the same period.  Tangible common equity totaled $102.3 million at June 30, 2012, compared to $99.6 million at March 31, 2012.

Asset Quality

Nonperforming assets declined 11.2% in year-over-year comparison and 7.2% in linked-quarter comparison as asset quality continued to improve.  Total nonperforming assets were reduced from $16.2 million at June 30, 2011 to $15.5 million at March 31, 2012 and to $14.4 million at June 30, 2012.

Allowance coverage for nonperforming loans increased to 97.2% at June 30, 2012, compared to 87.7% at March 31, 2012 due to a $641,000 decrease in nonperforming loans, including loans past due 90 days or more, during the second quarter.  The ALL/total loans ratio increased to 0.96% for the second quarter of 2012, compared to 0.95% at March 31, 2012.  The ratio of annualized net charge-offs to total loans was 0.23% for the three  months ended June 30, 2012 compared to 0.47%  for the three months ended March 31, 2012.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 1.90% at June 30, 2012, compared to 2.05% at March 31, 2012.  ORE and other assets repossessed decreased $471,000 during the second quarter primarily due to a $360,000 write-down on a commercial real estate property and a $133,000 loss on sale of a repossessed asset.  Loans classified as troubled debt restructurings totaled $417,000 at June 30, 2012.  Classified assets, including ORE, decreased $2.1 million, or 8.8% during the three months ended June 30, 2012, from $24.3 million at March 31, 2012 to $22.2 million at June 30, 2012.  The decrease in classified assets resulted primarily from payments received on various non-accrual loans.

Second Quarter 2012 vs. Second Quarter 2011 Earnings Comparison

Second quarter 2012 net earnings before dividends on preferred stock totaled $2.5 million compared to $1.4 million for the second quarter of 2011.  Net earnings increased as a $3.3 million increase in net interest income, a $325,000 decrease in the provision for loan losses and a $752,000 increase in noninterest income were partially offset by a $2.6 million increase in noninterest expense and a $673,000 increase in income tax expense.  Of the $3.3 million increase in net interest income, a total of $1.4 million was earned from acquisitions in the third and fourth quarters of 2011.  Purchase accounting adjustments totaling $764,000 also contributed to the increase in net interest income.  Interest income on investments and other interest-bearing accounts increased $744,000 in quarterly comparison and included interest earned on excess cash invested from the 2011 acquisitions.

Increases in noninterest income consisted primarily of $320,000 in service charges on deposit accounts, $194,000 in ATM/debit card income, and $77,000 in gain on sale of securities.  Increases in noninterest expenses, excluding operating expenses on the acquired branches, included $508,000 in salaries and benefits costs, $208,000 in occupancy expense, $352,000 in expenses on ORE and repossessed assets and $142,000 in data processing expense  Operating expenses recorded for the acquisitions during the second quarter of 2012 totaled $1.4 million and consisted primarily of $605,000 in salaries and benefits costs, $384,000 in occupancy expenses, and $182,000 in amortization costs of core deposit intangibles resulting from the acquisitions.

Fully taxable-equivalent (“FTE”) net interest income totaled $14.1 million and $10.9 million for the quarters ended June 30, 2012 and 2011, respectively.  The FTE net interest income increased $3.2 million in prior year comparison primarily due to a $312.6 million increase in the volume of average earning assets as a result of the three acquisitions completed in the second half of 2011.  The average volume of loans increased $170.1 million in quarterly comparison and the average yield on loans decreased 11 basis points, from 6.75% to 6.64%.  Purchase accounting adjustments on acquired loans added 30 basis points to the average yield on loans for the second quarter of 2012.  Net of the impact of the purchase accounting adjustments, average loan yields declined 41 basis points in prior year quarterly comparison to 6.34%.  Loan yields have declined primarily as the result of a sustained low market interest rate environment.

The average volume of investment securities increased $160.5 million in quarterly comparison as portions of excess cash flow from the 2011 acquisitions were placed primarily in agency mortgage-backed securities.  The average tax equivalent yield on investment securities decreased 47 basis points, from 3.17% to 2.70% primarily due to lower reinvestment rates.  The average volume of overnight interest bearing deposits earning 0.29% decreased $17.7 million due to the purchase of investment securities.  The average yield on all earning assets decreased 22 basis points in prior year quarterly comparison, from 5.20% for the second quarter of 2011 to 4.98% for the second quarter of 2012.   Net of the impact of purchase accounting adjustments, the average yield on total earning assets declined 39 basis points, from 5.20% to 4.81% for the three month periods ended June 30, 2011 and 2012, respectively.

Interest expense increased primarily due to a $277.0 million increase in the average volume of interest bearing liabilities, from $673.0 million at June 30, 2011 to $950.0 million at June 30, 2012.  The average rate paid on interest-bearing liabilities decreased 21 basis points, from 0.84% at June 30, 2011 to 0.63% at June 30, 2012.  Net of purchase accounting adjustments on acquired certificates of deposit, the average rate paid on interest bearing liabilities was 0.74% for the second quarter of 2012 compared to 0.84% for the second quarter of 2011.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 10 basis points, from 4.61% for the second quarter of 2011 to 4.51% for the second quarter of 2012.  Net of a 26 basis point effect of purchase accounting adjustments on loans and deposits, the FTE margin decreased 36 basis points, from 4.61% for the second quarter of 2011 to 4.25% for the second quarter of 2012.

Second Quarter 2012 vs. First Quarter 2012 Earnings Comparison

In linked-quarter comparison, net earnings before dividends on preferred stock decreased $408,000 as a $1.1 million increase in noninterest expenses offset a $437,000 increase in noninterest income, a $172,000 decrease in income tax expense and a $100,000 decrease in provision for loan losses.  Increases in noninterest expenses consisted primarily of approximately $331,000 in expenses on ORE and repossessed assets, $235,000 in occupancy expense, and $208,000 in marketing costs.  The increase in non-interest income consisted primarily of $131,000 in safe deposit box rental income and a $135,000 gain on sale of securities in the second quarter of 2012.

FTE net interest income remained unchanged in linked-quarter comparison at $14.1 million.  Although the FTE net interest income remained constant, the FTE margin increased 4 basis points, net of purchase accounting adjustments, from 4.21% for the first quarter of 2012 to 4.25% for the second quarter of 2012.  The margin improvement resulted primarily from a shift in the mix of earning assets and an improved funding mix.  An average decrease of $30.8 million in overnight funds and interest-bearing deposits in other banks funded a $20.2 million increase in the average volume of investment securities and a $6.3 million increase in the average of volume of loans in linked-quarter comparison.  Additionally, the average volume of interest-bearing liabilities decreased $11.0 million in the second quarter of 2012.  A $26.6 million decline in average time deposits was partially offset by a $12.4 million improvement in average NOW, money market, and savings accounts and a $3.2 million increase in average retail repurchase agreements in linked-quarter comparison.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings before dividends on preferred stock increased $3.3 million primarily as a result of a $7.1 million improvement in net interest income, a $1.3 million decrease in provision for loan loss and a $1.2 million increase in noninterest income which offset a $4.5 million increase in noninterest expense and a $1.9 million increase in income tax expense.  Of the $7.1 million increase in net interest income, a total of $2.7 million was earned from the branches acquired in the third and fourth quarters of 2011.  Purchase accounting adjustments totaling $1.7 million also contributed to the increase in net interest income.  Interest income on investments and other interest-bearing accounts increased $1.8 million in prior year-to-date comparison and included interest earned on excess cash invested from the 2011 acquisitions.

Increases in noninterest income consisted primarily of $407,000 in service charges on deposit accounts, $442,000 in ATM and debit card income and $147,000 in income on ORE.  Increases in non-interest expense, excluding operating expenses on the acquired branches, included primarily $885,000 in salary and benefits costs, $458,000 in expenses on ORE and repossessed assets, $316,000 in data processing expense and $312,000 in occupancy expense.  Operating expenses recorded for the acquisitions totaled $2.7 million and consisted primarily of $1.2 million in salaries and benefits costs, $775,000 in occupancy expenses, and $363,000 in amortization costs of core deposit intangibles resulting from the acquisitions.

In year-to-date comparison, FTE net interest income increased $7.0 million primarily due to a $7.2 million increase in interest income.  The increase resulted primarily from a $324.0 million increase in the average volume of earning assets which offset a 20 basis point reduction in the average yield on earning assets, from 5.17% at June 30, 2011 to 4.97% at June 30, 2012.  Net of a 18 basis point effect of discount accretion on acquired loans, the average yield on earning assets was 4.79% at June 30, 2012.

Interest expense increased in year-over-year comparison primarily due to a $286.6 million increase in the average volume of interest-bearing liabilities, from $668.9 million at June 30, 2011 to $955.5 million at June 30, 2012.   The average rate paid on interest-bearing liabilities decreased 23 basis points, from 0.86% at June 30, 2011 to 0.63% at June 30, 2012.  Net of a 14 basis point effect of premium amortization on acquired certificates of deposit, the average rate paid on interest-bearing liabilities was 0.77% at June 30, 2012.  The FTE net interest margin declined 7 basis points, from 4.56% for the six months ended June 30, 2011 to 4.49% for the six months ended June 30, 2012.  Net of purchase accounting adjustments, the FTE net interest margin declined 35 basis points, from 4.56% to 4.21% for the six months ended June 30, 2011 and 2012, respectively.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.4 billion as of June 30, 2012. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas.  In June, MidSouth Bank announced the purchase of two banking center locations in the Baton Rouge market slated to open in September and October.  MidSouth Bank currently has 40 banking centers in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs.  Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, improvements in classified and criticized assets, changes in the local and national economy, the work-out of nonaccrual loans, the competition for other potential acquisitions, the impacts from the integration of operations from completed acquisitions and the impact of regulatory changes.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	June 30,		%	March 31,	%
EARNINGS DATA	2012	2011	Change	2012	Change
Total interest income	$15,298	$11,935	28.2%	$15,333	-0.2%
Total interest expense	1,489	1,404	6.1%	1,529	-2.6%
Net interest income	13,809	10,531	31.1%	13,804	0.0%
FTE net interest income	14,108	10,880	29.7%	14,121	-0.1%
Provision for loan losses	575	900	-36.1%	675	-14.8%
Non-interest income	3,965	3,213	23.4%	3,528	12.4%
Non-interest expense	13,790	11,233	22.8%	12,668	8.9%
Earnings before income taxes	3,409	1,611	111.6%	3,989	-14.5%
Income tax expense	931	258	260.9%	1,103	-15.6%
Net earnings	2,478	1,353	83.1%	2,886	-14.1%
Dividends on preferred stock	380	299	27.1%	400	-5.0%
Net earnings available to common shareholders	$2,098	$1,054	99.1%	$2,486	-15.6%

PER COMMON SHARE DATA
Basic earnings per share	$0.20	$0.10	100.0%	$0.24	-16.7%
Diluted earnings per share	0.20	0.10	100.0%	0.24	-16.7%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.78	12.29	4.0%	12.55	1.8%
Tangible book value at period end	9.76	11.33	-13.9%	9.51	2.6%
Market price at end of period	14.08	13.63	3.3%	13.60	3.5%
Shares outstanding at period end	10,475,504	9,730,266	7.7%	10,465,506	0.1%
Weighted average shares outstanding
Basic	10,469,681	9,723,156	7.7%	10,465,506	0.04%
Diluted	10,481,417	9,739,482	7.6%	10,480,207	0.01%

AVERAGE BALANCE SHEET DATA
Total assets	$1,390,814	$1,035,646	34.3%	$1,395,964	-0.4%
Loans and leases	748,885	578,752	29.4%	742,595	0.8%
Total deposits	1,151,543	829,661	38.8%	1,161,756	-0.9%
Total common equity	132,968	118,386	12.3%	131,477	1.1%
Total tangible common equity	101,297	109,033	-7.1%	99,557	1.7%
Total equity	164,968	137,870	19.7%	163,477	0.9%

SELECTED RATIOS	6/30/2012	6/30/2011		3/31/2012
Annualized return on average assets	0.61%	0.41%	48.8%	0.72%	-15.3%
Annualized return on average common equity	6.35%	3.88%	63.7%	7.60%	-16.4%
Average loans to average deposits	65.03%	69.76%	-6.8%	63.92%	1.7%
Taxable-equivalent net interest margin	4.51%	4.61%	-2.2%	4.49%	0.4%
Tier 1 leverage capital ratio	10.45%	13.60%	-23.2%	10.29%	1.6%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.96%	1.24%	-22.6%	0.95%	1.1%
Nonperforming assets to tangible equity + ALLL	10.18%	11.83%	-14.0%	11.19%	-9.0%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.90%	2.74%	-30.7%	2.05%	-7.4%
Annualized QTD net charge-offs to total loans	0.23%	0.23%	0.0%	0.47%	-50.9%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	June 30,	June 30,	%	March 31,	December 31,
	2012	2011	Change	2012	2011
Assets
Cash and cash equivalents	$50,646	$74,239	-31.8%	$104,326	$83,303
Securities available-for-sale	370,293	322,272	14.9%	366,010	367,241
Securities held-to-maturity	123,054	340	36092.4%	96,817	100,472
Total investment securities	493,347	322,612	52.9%	462,827	467,713
Time deposits held in banks	710	-	100.0%	710	710
Other investments	5,815	5,060	14.9%	5,634	5,637
Total loans	751,455	587,412	27.9%	747,767	746,305
Allowance for loan losses	(7,222)	(7,313)	-1.2%	(7,078)	(7,276)
Loans, net	744,233	580,099	28.3%	740,689	739,029
Premises and equipment	45,550	37,178	22.5%	44,130	44,598
Goodwill and other intangibles	31,573	9,345	237.9%	31,785	32,106
Other assets	22,953	20,572	11.6%	23,538	23,660
Total assets	$1,394,827	$1,049,105	33.0%	$1,413,639	$1,396,756

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$269,110	$217,706	23.6%	$271,447	$254,755
Interest-bearing deposits	884,651	608,190	45.5%	905,719	910,051
Total deposits	1,153,761	825,896	39.7%	1,177,166	1,164,806
Securities sold under agreements to
repurchase and other short term
borrowings	50,347	45,963	9.5%	49,055	46,078
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	9,414	22,651	-58.4%	8,618	8,570
Total liabilities	1,228,987	909,975	35.1%	1,250,304	1,234,919
Total shareholders' equity	165,840	139,130	19.2%	163,335	161,837
Total liabilities and shareholders' equity	$1,394,827	$1,049,105	33.0%	$1,413,639	$1,396,756

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Six Months Ended
EARNINGS STATEMENT	June 30,		%	June 30,		%
	2012	2011	Change	2012	2011	Change

Interest income	$15,298	$11,935	28.2%	$30,631	$23,323	31.3%
Interest expense	1,489	1,404	6.1%	3,018	2,851	5.9%
Net interest income	13,809	10,531	31.1%	27,613	20,472	34.9%
Provision for loan losses	575	900	-36.1%	1,250	2,500	-50.0%
Service charges on deposit accounts	1,868	1,548	20.7%	3,692	3,285	12.4%
Other charges and fees	2,097	1,665	25.9%	3,801	2,959	28.5%
Total non-interest income	3,965	3,213	23.4%	7,493	6,244	20.0%
Salaries and employee benefits	6,152	5,039	22.1%	12,238	10,202	20.0%
Occupancy expense	2,783	2,191	27.0%	5,331	4,244	25.6%
FDIC premiums	195	212	-8.0%	453	523	-13.4%
Other non-interest expense	4,660	3,791	22.9%	8,436	6,991	20.7%
Total non-interest expense	13,790	11,233	22.8%	26,458	21,960	20.5%
Earnings before income taxes	3,409	1,611	111.6%	7,398	2,256	227.9%
Income tax expense	931	258	260.9%	2,034	161	1163.4%
Net earnings	2,478	1,353	83.1%	5,364	2,095	156.0%
Dividends on preferred stock	380	299	27.1%	780	599	30.2%
Net earnings available to common shareholders	$2,098	$1,054	99.1%	$4,584	$1,496	206.4%

Earnings per common share, diluted	$0.20	$0.10	100.0%	$0.44	$0.15	193.3%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Second	First	Fourth	Third	Second
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2012	2012	2011	2011	2011
Interest income	$15,298	$15,333	$14,564	$13,120	$11,935
Interest expense	1,489	1,529	1,489	1,462	1,404
Net interest income	13,809	13,804	13,075	11,658	10,531
Provision for loan losses	575	675	775	650	900
Net interest income after provision for loan loss	13,234	13,129	12,300	11,008	9,631
Total non-interest income	3,965	3,528	3,420	3,398	3,213
Total non-interest expense	13,790	12,668	14,169	13,175	11,233
Earnings before income taxes	3,409	3,989	1,551	1,231	1,611
Income tax expense	931	1,103	272	131	258
Net earnings	2,478	2,886	1,279	1,100	1,353
Dividends on preferred stock	380	400	400	804	299
Net earnings available to common shareholders	$2,098	$2,486	$879	$296	$1,054

Earnings per common share, diluted	$0.20	$0.24	$0.09	$0.03	$0.10

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	June 30,	June 30,	%	March 31,	December 31,
	2012	2011	Change	2012	2011

Commercial, financial, and agricultural	$233,629	$194,136	20.3%	$221,855	$223,283
Lease financing receivable	3,974	4,660	-14.7%	3,840	4,276
Real estate - construction	55,111	46,608	18.2%	55,320	52,712
Real estate - commercial	271,141	213,007	27.3%	283,114	280,798
Real estate - residential	112,343	71,589	56.9%	112,142	113,582
Installment loans to individuals	72,859	56,768	28.3%	70,085	69,980
Other	2,398	644	272.4%	1,411	1,674

Total loans	$751,455	$587,412	27.9%	$747,767	$746,305

COMPOSITION OF DEPOSITS	June 30,	June 30,	%	March 31,	December 31,
	2012	2011	Change	2012	2011

Noninterest bearing	$269,110	$217,706	23.6%	$271,447	$254,755
NOW & Other	239,059	184,072	29.9%	242,695	235,168
Money Market/Savings	369,524	309,138	19.5%	367,910	350,342
Time Deposits of less than $100,000	119,098	55,912	113.0%	128,415	140,428
Time Deposits of $100,000 or more	156,970	59,068	165.7%	166,699	184,113

Total deposits	$1,153,761	$825,896	39.7%	$1,177,166	$1,164,806

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	June 30,	June 30,	%	March 31,	December 31,
	2012	2011	Change	2012	2011

Nonaccrual loans	$7,370	$10,456	-29.5%	$7,655	$6,229
Loans past due 90 days and over	62	69	-10.1%	418	231
Total nonperforming loans	7,432	10,525	-29.4%	8,073	6,460
Other real estate owned	6,968	5,677	22.7%	7,120	7,369
Other repossessed assets	2	23	-91.3%	321	326
Total nonperforming assets	$14,402	$16,225	-11.2%	$15,514	$14,155

Troubled debt restructurings	$417	$463	-9.9%	$421	$456

Nonperforming assets to total assets	1.03%	1.55%	-33.5%	1.10%	1.01%
Nonperforming assets to total loans +
OREO + other repossessed assets	1.90%	2.74%	-30.7%	2.05%	1.88%
ALLL to nonperforming loans	97.17%	69.48%	39.9%	87.67%	112.63%
ALLL to total loans	0.96%	1.24%	-22.6%	0.95%	0.97%

Quarter-to-date charge-offs	$526	$461	14.1%	$939	$882
Quarter-to-date recoveries	95	122	-22.1%	66	54
Quarter-to-date net charge-offs	$431	$339	27.1%	$873	$828
Annualized QTD net charge-offs to total loans	0.23%	0.23%	0.0%	0.47%	0.44%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2011

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$390,149	$2,148	2.20%	$216,974	$1,264	2.33%
Tax-exempt securities	81,283	1,029	5.06%	93,943	1,201	5.11%
Total investment securities	471,432	3,177	2.70%	310,917	2,465	3.17%
Federal funds sold	3,294	2	0.20%	4,368	2	0.18%
Time and interest bearing deposits in
other banks	30,042	21	0.27%	47,728	46	0.38%
Other investments	5,757	42	2.93%	5,059	35	2.77%
Loans (1)	748,885	12,355	6.64%	578,752	9,736	6.75%
Total interest earning assets	1,259,410	15,597	4.98%	946,824	12,284	5.20%
Non-interest earning assets	131,404			88,822
Total assets	$1,390,814			$1,035,646

Interest-bearing liabilities:
Deposits (2)	$885,467	$1,059	0.48%	$611,959	$964	0.63%
Repurchase agreements	49,057	186	1.52%	45,620	198	1.74%
Junior subordinated debentures	15,465	244	6.25%	15,465	242	6.19%
Total interest-bearing liabilities	949,989	1,489	0.63%	673,044	1,404	0.84%
Non-interest bearing liabilities	275,857			224,732
Shareholders' equity	164,968			137,870
Total liabilities and shareholders'
equity	$1,390,814			$1,035,646

Net interest income (TE) and spread		$14,108	4.35%		$10,880	4.36%

Net interest margin			4.51%			4.61%

(1) Includes $495,000 of interest income from accretable yield on purchased loans from acquisitions for the three months ended June 30, 2012.
(2) Includes $269,000 of reduction in interest expense from premium amortization on time deposits acquired from acquisitions for the three months ended June 30, 2012.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$377,726	$4,217	2.23%	$188,678	$2,131	2.26%
Tax-exempt securities	83,624	2,122	5.07%	98,021	2,514	5.13%
Total investment securities	461,350	6,339	2.75%	286,699	4,645	3.24%
Federal funds sold	3,701	4	0.20%	4,815	5	0.21%
Time and interest bearing deposits in
other banks	45,043	60	0.26%	65,054	121	0.37%
Other investments	5,696	87	3.04%	5,060	72	2.85%
Loans (1)	745,740	24,758	6.66%	575,882	19,212	6.73%
Total interest earning assets	1,261,530	31,248	4.97%	937,510	24,055	5.17%
Non-interest earning assets	131,859			85,397
Total assets	$1,393,389			$1,022,907

Interest-bearing liabilities:
Deposits (2)	$892,556	$2,159	0.49%	$607,482	$1,972	0.65%
Repurchase agreements	47,462	367	1.55%	45,914	395	1.73%
Federal funds purchased	2	-	-	-	-	0.00%
Other borrowings	1	-	-	-	-	0.00%
Junior subordinated debentures	15,465	492	6.29%	15,465	484	6.22%
Total interest-bearing liabilities	955,486	3,018	0.63%	668,861	2,851	0.86%
Non-interest bearing liabilities	273,680			216,546
Shareholders' equity	164,223			137,500
Total liabilities and shareholders'
equity	$1,393,389			$1,022,907

Net interest income (TE) and spread		$28,230	4.34%		$21,204	4.31%

Net interest margin			4.49%			4.56%

(1) Includes $1.0 million of interest income from accretable yield on purchased loans from acquisitions for the three months ended June 30, 2012.
(2) Includes $643,000 of reduction in interest expense from premium amortization on time deposits acquired from acquisitions for the three months ended June 30, 2012.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

	For the Quarter Ended
	June 30,	June 30,	March 31,
Per Common Share Data	2012	2011	2012

Book value per common share	$12.78	$12.29	$12.55
Effect of intangible assets per share	3.02	0.96	3.04
Tangible book value per common share	$9.76	$11.33	$9.51

Earnings per share	$0.20	$0.10	$0.24
Effect of merger-related costs, after-tax	-	-	-
Operating earnings per share	$0.20	$0.10	$0.24

Average Balance Sheet Data

Total equity	$164,968	$137,870	$163,477
Less preferred equity	32,000	19,484	32,000
Total common equity	$132,968	$118,386	$131,477
Less intangible assets	31,671	9,353	31,920
Tangible common equity	$101,297	$109,033	$99,557

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.